UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

430 Cambridge Avenue, Suite 110
Palo Alto, California    94306
(Address of principal executive offices including zip code)

(650) 322-8108
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 8, 2005, Digital Video Systems, Inc. (the "Company") amended its Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse split of the outstanding shares of Common Stock, effective on February 9, 2005. The amendment neither changes the number of authorized Common or Preferred shares, nor the par value of the Common or Preferred Stock. The amendment does provide that the Company will pay the fair market value of any fractional shares resulting from the reverse stock split.

Section 8 - Other Events

Item 8.01 Other Events

At the Company's annual meeting of stockholders held on November 18, 2004, a majority of the outstanding shares voted to grant authority to the Company's Board of Directors, in its sole discretion, to implement a reverse stock split in the range of 1-for-2 to 1-for-10 at any time between November 18, 2004 and November 18, 2005. At a special meeting of the Board of Directors held on January 18, 2005, the Board unanimously voted to implement a reverse stock split in the range of 1-for-7 to 1-for-10 and delegated to the Company's Chief Executive Officer, Thomas A. Spanier, the authority to determine the final reverse stock split ratio within that range. On February 7, 2005, Mr. Spanier set the reverse stock split ratio at 1-for-10. The record date for this transaction is February 7, 2005, and the Company's Common Stock will begin trading on a post-reverse stock split basis on February 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ Thomas A. Spanier Thomas A. Spanier Chief Executive Officer

Date: February 8, 2005